UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2019

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2019, Taronis Technologies, Inc. (the “Company”) entered into a Purchase and Conversion Agreement (the “Agreement”) with an institutional investor for (a) the repurchase by the Company of 499 shares of its Series C Preferred Stock (the “Series C Preferred”) and 31,765 shares of its Series E Preferred Stock (the “Series E Preferred”) from the investor, in exchange for an aggregate cash payment of $3,500,000, and (b) the conversion by the investor of 5,000 shares of Series E Preferred into 500,000 shares of common stock of the Company, par value $0.001 per share (collectively, the “Transaction”). The Agreement includes certain customary representations, warranties, covenants and agreements by the Company, and other obligations of the parties. Effective at closing, the classes of Series C Preferred and the Series E Preferred were cancelled and the Company no longer has any preferred shares of any class issued and outstanding.

A copy of the Agreement is filed as Exhibit 10.1 to this report. The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01 Other Events.

On March 8, 2019, the Company issued a press release announcing the Transaction.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Conversion Agreement, dated March 8, 2019.
99.1	Press Release, dated March 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2019

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer